Exhibit 99.1
Heliogen, Inc. Announces Fourth Quarter and Full Year 2024
Financial and Operational Results

PASADENA, Calif., March 27, 2025 – Heliogen, Inc. (“Heliogen”) (OTCQX: HLGN), a renewable energy technology company utilizing concentrated sunlight and thermal energy storage to deliver dispatchable, cost-effective, low-carbon energy, today provided its fourth quarter and full year 2024 financial and operational results.

Financial and Operational Highlights

•Continued to prioritize the deployment of our commercially-proven power solutions by taking actions to conserve cash and re-allocate resources from activities that were no longer directly contributing to this goal. Actions taken since September 30, 2024 included:
◦Together with Woodside Energy (USA) Inc. (“Woodside”), decided not to pursue construction of a concentrated solar energy facility that was designed to demonstrate at commercial scale our next-generation thermal storage technology, to be built in Mojave, California (the “Capella Project”). For clarity, Heliogen’s current commercial offering leverages the technologically-proven and commercially mature form of thermal energy storage technology, which has been deployed in existing global concentrated solar power facilities.
◦Concluded the targeted plan implemented in May 2024, which included a workforce reduction, closing of the Long Beach manufacturing facility (the “Manufacturing Facility”) and a reduction in third-party costs.
◦Closed Heliogen’s research and development facility in Lancaster, California (the “R&D Facility”), which in 2024 had successfully served its purpose of demonstrating Heliogen’s proprietary software could operate in conditions simulating a commercial operating environment.
◦Halted construction of Heliogen’s steam plant in west Texas (the “Texas Steam Plant”).
•Achieved reductions in total selling, general and administrative (“SG&A”) and research and development (“R&D”) expenses for Q4 2024 by 20% sequentially, compared to Q3 2024; and for full year 2024, reductions by 25% compared to full year 2023.
•Ended the year with liquidity of $36.9 million.
•With guidance from our Board of Directors, continued to explore and evaluate strategic transactions with our third-party financial advisor.

“Reflecting on the past year, I am proud of the Heliogen team for executing the difficult, yet necessary steps we have enacted in order to position us for future success,” said Christie Obiaya, Heliogen’s Chief Executive Officer. “With the increasing importance of achieving domestic energy resilience, we are confident about the role Heliogen’s technology can play in delivering cost-effective, reliable, low-carbon solutions to support a practical energy transition for customers with energy-intensive operations.”

Fourth Quarter and Full Year 2024 Financial Results

During the year ended December 31, 2024, Heliogen took several actions to align Heliogen’s operating structure for commercialization with a technology-centric business model and reduce costs, including closing the Manufacturing Facility, halting construction of the Texas Steam Plant, closing the R&D Facility, concluding the Capella Project and implementing workforce reductions.

The Capella Project advanced key technological innovations, targeting the deployment of a 5 MW concentrated solar energy facility. During the fourth quarter of 2023, Heliogen updated the Capella Project estimate after completing the front-end engineering design phase. As a result of the escalated costs in the updated estimate, Heliogen recorded an unfavorable cumulative adjustment to revenue of $(3.4) million and recognized additional non-cash contract loss provisions of $52.9 million on the consolidated statement of operations in the fourth quarter of 2023.

In the fourth quarter of 2024, Heliogen and Woodside decided not to pursue construction of the facility due to the escalated costs and concluded the Capella Project. As a result, Heliogen recorded a favorable cumulative adjustment to project revenue of $17.5 million, which primarily consisted of deferred revenue. Additionally, Heliogen reduced the remaining contract loss provision liability on the consolidated balance sheet to zero as of December 31, 2024 and recognized a favorable non-cash adjustment to the contract loss provision of $74.1 million on the consolidated statement of operations in the fourth quarter of 2024.

For the fourth quarter of 2024, Heliogen reported total revenue of $18.4 million, compared to $1.1 million in the third quarter of 2024 and $(1.2) million in the fourth quarter of 2023. For the full year 2024, Heliogen reported total revenue of $23.2 million compared to $4.4 million for the full year 2023. The increase in total revenue for the fourth quarter and full year 2024 was driven by the favorable cumulative adjustment to project revenue associated with the cancellation of the Capella Project.

Total SG&A and R&D expenses were $9.9 million for the fourth quarter of 2024, compared to $12.4 million in the third quarter of 2024, a decrease of 20% and $18.9 million in the fourth quarter of 2023. For the full year 2024, total SG&A and R&D expenses were $52.7 million compared to $70.5 million for the full year 2023, a decrease of 25%. The decrease in SG&A and R&D expenses was attributable to the actions taken by Heliogen throughout the year as we focused on reducing costs.

Impairment and other charges were $2.7 million for the fourth quarter of 2024, compared to $0.2 million in the third quarter of 2024 and $7.3 million in the fourth quarter of 2023. For the full year 2024, impairment and other charges were $7.0 million compared to $8.9 million for the full year 2023.

In connection with the targeted plan, Heliogen incurred a total of $5.1 million impairment and other charges during 2024, consisting of $1.1 million of costs associated with closing the Manufacturing Facility, including a non-cash right-of-use asset impairment, $3.4 million of other non-cash asset impairment charges and $0.6 million of employee severance and related benefits. Additionally, the full year 2024 impairment and other charges consisted of $0.5 million non-cash right-of-use asset impairment for the Texas Steam Plant lease and $1.4 million of severance associated with various workforce reductions throughout the year.

Net income was $78.9 million for the fourth quarter of 2024, an improvement compared to net loss of $(11.8) million in the third quarter of 2024 and net loss of $(78.8) million in the fourth quarter of 2023. For the full year 2024, net income was $32.5 million compared to net loss of $(129.6) million for the full year 2023. The increase in fourth quarter and full year 2024 net income was primarily driven by a favorable non-cash adjustment to the contract loss provision associated with the cancellation of the Capella Project compared to the fourth quarter and full year 2023 net loss being impacted by the additional non-cash contract loss provisions recognized as a result of the updated Capella Project estimate.

Heliogen’s Adjusted EBITDA was $(10.6) million for the fourth quarter of 2024, compared to Adjusted EBITDA of $(11.9) million in the third quarter of 2024 and $(23.9) million in the fourth quarter of 2023. Adjusted EBITDA was $(52.0) million for the full year 2024 compared to Adjusted EBITDA of $(79.2) million for the full year 2023.

As of December 31, 2024, Heliogen had available liquidity of $36.9 million, consisting of cash and cash equivalents and no debt.

About Heliogen

Heliogen is a renewable energy technology company focused on delivering round-the-clock, low-carbon U.S. energy production, using concentrated sunlight and thermal energy storage to deliver cost-effective, load-following, high-capacity factor thermal and electric energy. Powered by advanced computing and integration with other existing low-carbon technologies like solar-PV and natural gas, Heliogen’s modular approach supports scale for implementations across industrial, utility, municipal, and technology sectors. For more information about Heliogen, please visit heliogen.com.

Non-GAAP Financial Information

Management uses certain financial measures, including EBITDA and Adjusted EBITDA, to evaluate our financial and operating performance that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance, enhance the overall understanding of our past financial performance and future prospects, and remove items that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

EBITDA represents consolidated net income (loss) before (i) interest income, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. We define Adjusted EBITDA as EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends. Please see the accompanying tables for a reconciliation of net loss to EBITDA and Adjusted EBITDA.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our technology, expectations around our ability to deliver cost-effective, reliable, low-carbon solutions to support a practical energy transition for customers with energy-intensive operations, the outcome of our steps taken to align our operating structure for commercialization with a technology-centric business model, and our ability to continue to explore and evaluate strategic transactions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to fund our future cash obligations and continue as a going concern, (ii) our ability to access sources of capital to finance operations, growth and future capital requirements; (iii) our ability to explore and execute on strategic transactions; (iv) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (v) ability to implement changes to our business strategy and future operations; (vi) changes in our financial position, estimated revenues and losses, projected costs, prospects and plans; (vii) our ability to execute our business model, including market acceptance of our planned products and services; (viii) our ability to maintain and enhance our products and brand, and to attract and retain customers; (ix) our ability to scale in a cost-effective manner; (x) changes in applicable laws or regulations; (xi) developments and projections relating to our competitors and industry; and (xii) our ability to protect and commercialize our intellectual property. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K to be filed for the year ended December 31, 2024, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q, and other documents filed by Heliogen from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investors Contact:
Phelps Morris
Chief Financial Officer
Phelps.Morris@heliogen.com

Heliogen Media Contact:
Cory Ziskind
ICR, Inc.
HeliogenPR@icrinc.com

Heliogen, Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except per share and share data)
(unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
Revenue	$18,385	$(1,159)	$1,050	$23,224	$4,445
Cost of revenue:
Cost of services revenue (including depreciation)	804	456	494	4,655	3,677
Cost of grant revenue	715	827	616	3,380	3,517
Contract loss (adjustments) provisions	(74,117)	53,002	—	(74,117)	52,854
Total cost of revenue	(72,598)	54,285	1,110	(66,082)	60,048
Gross profit (loss)	90,983	(55,444)	(60)	89,306	(55,603)

Operating expenses:
Selling, general and administrative	6,606	13,268	7,854	36,320	49,495
Research and development	3,284	5,660	4,509	16,335	21,028
Impairment and other charges	2,662	7,339	202	7,024	8,934
Total operating expenses	12,552	26,267	12,565	59,679	79,457
Operating income (loss)	78,431	(81,711)	(12,625)	29,627	(135,060)

Interest income	406	560	535	2,299	1,448
Gain (loss) on warrant remeasurement	(8)	216	53	66	542
Other income, net	41	2,132	223	561	3,473
Net income (loss) before taxes	78,870	(78,803)	(11,814)	32,553	(129,597)
Benefit (provision) for income taxes	(1)	2	(1)	(6)	(1)
Net income (loss)	$78,869	$(78,801)	$(11,815)	$32,547	$(129,598)

Earnings (loss) per share:
Basic	$12.86	$(13.15)	$(1.94)	$5.36	$(22.26)
Diluted	$12.55	$(13.15)	$(1.94)	$5.22	$(22.26)

Weighted-average number of shares outstanding:
Basic	6,132,588	5,991,628	6,086,382	6,071,530	5,822,389
Diluted	6,282,625	5,991,628	6,086,382	6,231,240	5,822,389

Heliogen, Inc.
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$36,949	$62,715
Investments	—	12,386
Other current assets	2,129	8,365
Total current assets	39,078	83,466
Non-current assets	5,212	23,567
Total assets	$44,290	$107,033
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Trade payables	$1,450	$746
Accrued expenses and other current liabilities	11,164	8,907
Contract liabilities	—	17,008
Contract loss provisions	—	75,340
Total current liabilities	12,614	102,001
Long-term liabilities	2,658	13,047
Total liabilities	15,272	115,048
Stockholders’ equity (deficit)	29,018	(8,015)
Total liabilities and stockholders’ equity (deficit)	$44,290	$107,033

Heliogen, Inc.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
Net income (loss)	$78,869	$(78,801)	$(11,815)	$32,547	$(129,598)
Interest income	(406)	(560)	(535)	(2,299)	(1,448)
Provision (benefit) for income taxes	1	(2)	1	6	1
Depreciation and amortization	63	450	107	965	2,142
EBITDA	$78,527	$(78,913)	$(12,242)	$31,219	$(128,903)
Non-reoccurring revenue from contract modification (1)	(17,502)	—	—	(17,502)	—
Contract loss (adjustments) provisions (2)	(74,117)	53,002	—	(74,117)	52,854
Contract losses incurred (3)	(154)	(4,338)	(492)	(1,223)	(5,966)
Impairment charges (4)	1,352	6,766	—	4,706	7,774
Manufacturing Facility closing costs (5)	139	—	—	300	—
Severance costs (6)	1,171	573	202	2,018	1,160
Share-based compensation (7)	(43)	914	709	2,633	(5,164)
(Gain) loss on warrant remeasurement (8)	8	(216)	(53)	(66)	(542)
Change in fair value of contingent consideration (9)	—	(1,642)	—	—	(353)
Employee retention credit (10)	—	—	—	—	(41)
Adjusted EBITDA	$(10,619)	$(23,854)	$(11,876)	$(52,032)	$(79,181)
________________
(1)Represents a favorable cumulative adjustment to project revenue, which primarily consisted of deferred revenue, resulting from the cancellation of the Capella Project.
(2)Represents contract loss (adjustments) provisions with customers for which estimated costs to satisfy performance obligations exceeded considerations expected to be realized. During the year ended December 31, 2024 Heliogen recognized a favorable adjustment to the contract loss provision of as a result of the cancellation of the Capella Project compared to the recognition of additional contract loss provisions during the year ended December 31, 2023, primarily associated with the completion of the front-end engineering and design phase on the Capella Project.
(3)The contract loss (adjustment) provision is reduced and recognized in cost of revenue as expenditures are incurred during the periods based on percentages of completion and related revenue is recognized.
(4)Impairment charges during the year ended December 31, 2024 are associated with impairments to property, plant and equipment related to assets located at the Manufacturing Facility and operating lease right-of-use asset impairments for the Manufacturing Facility lease and the Texas Steam Plant lease. Impairment charges during the year ended December 31, 2023 are associated with our collaboration warrants, cloud computing implementation costs and goodwill.
(5)Represents costs associated with closing the Manufacturing Facility
(6)Represents severance costs related to employee severance and related benefits.
(7)Share-based compensation for the year ended December 31, 2023 includes a one-time reversal of $12.5 million of expense as a result of stock options forfeited in connection with the termination of our former Chief Executive Officer.
(8)Represents the change in fair value on our outstanding warrant liabilities.
(9)Represents the change in fair value of our contingent consideration associated with the acquisition of HelioHeat GmbH.
(10)Represents an adjustment to the employee tax credit pursuant to the Coronavirus Aid, Relief and Economic Security Act (CARES Act) recorded as grant revenue.